SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 16, 2014

Date of Report (Date of Earliest Event Reported)

MediJane Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2011 Ken Pratt Boulevard, Suite 210
Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

1203 Airport Way, Suite 200, Bloomfield, CO 80221

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities

On April 30, 2014, the registrant’s Board of Directors authorized the issuance of 115,000 restricted common shares of the registrant to an accredited investor in consideration of the registrant receiving $97,500 for such common shares.   The common shares were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  The purchaser is a sophisticated investor, has the type of information normally provided in a prospectus for a securities offering, and has agreed not to resell or distribute the securities to the public.  The registrant intends to use the funds for the continuing development of its business strategy and for working capital.

Item 5.02 – Election of Directors; Appointment of Certain Officers

On April 16, 2014, Dr. Joseph Cohen was appointed Chief Medical Officer and the Board of Directors of the registrant to serve until the registrant’s next annual meeting.  From 2009 to the present, Dr. Cohen has been in private practice in Boulder Colorado where he has integrated medical marijuana into his holistic, functional medicine practice.  He is currently a member of The Institute for Functional Medicine, and is medical director for the Natural Plant Initiative for Cancer Research and for Journey 2 Life Wellness.  In addition, Dr. Cohen currently holds the position of Chief Medical Advisor for a medical marijuana company in Connecticut.  Dr. Cohen received his Doctor of Osteopathy degree in 1979 after completing his residency in obstetrics and gynecology at Bridgeport Hospital in affiliation with Yale University School of Medicine in 1983.

There are no arrangements or understandings between Dr. Cohen and any other persons pursuant to which Dr. Cohen was appointed as an officer or a director of the registrant.  Dr. Cohen does not have a direct or indirect material interest in any currently proposed transaction in which the registrant is to be a participant and the amount involved exceeds $120,000.

On April 25, 2014, Lewis “Spike” Hummer was elected to the Board of Directors of the registrant and appointed Chairman of the Board to serve until the registrant’s next annual meeting.  From 2004 to the present, Mr. Humer has provided services as an independent keynote speaker, professional trainer, organizational consultant, seminar leader and program facilitator.  Since February 2014, Mr. Humer has served as an officer and director of Phoenix Pharms Capital Corporation, an entity engaged in providing capital and bridge financing to cannabinoid related project developers, in the areas of real estate acquisition, construction of production facilities, retail outlets and clinics, technological development, research, and operating of health and wellness centers.  Since late April 2014, Mr. Humer has served as a director of Phoenix Pharms Inc., a holding company and Phoenix Bio Pharmaceuticals Corporation, an entity engaged in the treatment of illnesses within the bio pharmaceutical and medical marijuana industry.

There are no arrangements or understandings between Mr. Humer and any other persons pursuant to which Mr. Humer was appointed as a director of the registrant.  Mr. Humer does not have a direct or indirect material interest in any currently proposed transaction in which the registrant is to be a participant and the amount involved exceeds $120,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings, Inc.

By:	/s/ Ronald Lusk
Ronald Lusk President and Director

Dated:  May 1, 2014